UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2012

CHINA ARMCO METALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Water Park Drive, Suite 98 San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 212-7620

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

USAGE OF CERTAIN TERMS

Unless specifically set forth to the contrary, when used in this report the terms the “Company,” "we," "us," "ours," and similar terms refers to China Armco Metals, Inc., a Nevada corporation, and our subsidiaries and the term “PRC” refers to the People’s Republic of China.

Item 3.02  Unregistered Sales of Equity Securities.

On April 13, 2012, our subsidiary Armco (Lianyungang) Renewable Metals, Inc. (“Renewable Metals”) entered into a Facility and Equipment Leasing Agreement (“Leasing Agreement”) with Lianyungang Hebang Renewable Resources Co., Ltd. (“Hebang”), a PRC company located in Jiangsu Province Lianyungang City. Pursuant to the Leasing Agreement, Hebang agreed to lease a facility and equipment for Renewable Metals’ exclusive use and operation for a two-year term commencing on June 25, 2012, in consideration for the issuance of one million shares of our common stock (the “Shares”) to Hebang and the payment of RMB one million (approximately $159,000) in cash. Pursuant to the Leasing Agreement, the Company issued the Shares to Hebang on April 13, 2012 (the “Hebang Stock Issuance”).  The cash amount is to be paid out to Hebang during the second year of the lease term.

The foregoing description of the Leasing Agreement is qualified in its entirety by reference to the Leasing Agreement, a copy of English translation of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

For the Hebang Stock Issuance, we rely on an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended, which exemption we believes is available because the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one offeree; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description
99.1	English Translation of Leasing Agreement, dated as of April 13, 2012, by and between Armco (Lianyungang) Renewable Metals, Inc. and Lianyungang Hebang Renewable Resources Co., Ltd.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Date: April 19, 2012	By:	/s/ Kexuan Yao
Name: Kexuan Yao Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Description
99.1	English Translation of Leasing Agreement, dated as of April 13, 2012, by and between Armco (Lianyungang) Renewable Metals, Inc. and Lianyungang Hebang Renewable Resources Co., Ltd.